                                                                 EXHIBIT - 10.69

                GUARANTY OF BROCADE COMMUNICATIONS SYSTEMS, INC.

         The undersigned, Brocade Communications Systems, Inc., a Delaware corporation ("Guarantor"), hereby absolutely and unconditionally guarantees (x) to EOP Skyport I, L.L.C., a Delaware limited liability company and its successors and assigns (collectively, the "EOP Owner"), payment by Brocade Communications Systems Skyport LLC, a Delaware limited liability corporation (together with its successors and assigns which are its Affiliates (as defined in the Declaration), the "Brocade Owner") of the Brocade Owner's obligations (the "Declaration Obligations") under that certain Skyport Plaza (Adjusted Parcel II) Declaration of Common Easements, Covenants, Conditions and Restrictions dated as of November 18, 2003 (as amended from time to time, the "Declaration"), and (y) to EOP Skyport II, L.L.C., a Delaware limited liability company and its successors and assigns ( "EOP II"), payment by the Brocade Owner of the Brocade Owner's obligations (the "License Obligations", and together with the Declaration Obligations, the "Obligations") under that certain License Agreement for Space dated as of November 18, 2003 (as amended from time to time, the "License"), all subject to the limitations below .

         In the event of any default on the part of the Brocade Owner with respect to the Obligations, the EOP Owner or EOP II, as applicable, may give a written notice of such default to Guarantor and a demand (a "Demand for Performance by Guarantor") that Guarantor perform, prior to the expiration of any applicable cure period in the Declaration or the License, as applicable, and to the extent such obligation is not performed by the Brocade Owner, that portion of the Obligations with respect to which the Brocade Owner is in default. Such Demand for Performance by Guarantor shall state in reasonable detail the nature of the default, together with the applicable cure period for the cure of such default and the payment amount that the EOP Owner or EOP II (as applicable) demands from the Brocade Owner or from Guarantor pursuant to this Guaranty in order to cure such default. The other provisions of this Guaranty to the contrary notwithstanding, Guarantor shall not be required to perform the Obligations with respect to any default until the EOP Owner or EOP II (as applicable) has given to Guarantor a Demand for Performance by Guarantor, and the Guarantor shall have the benefit of all cure periods provided to the Brocade Owner in the Declaration or the License (as applicable). Any performance by Guarantor of the Obligations prior to expiration of any applicable cure period under the Declaration or the License (as applicable) shall be deemed a cure of the applicable default by Brocade Owner under the Declaration or the License (as applicable), to the extent of such performance by Guarantor.

         To the extent that the performance by the Brocade Owner of any of the Obligations is expressly waived in a writing executed and delivered by the EOP Owner or EOP II (as applicable) to the Brocade Owner pursuant to the Declaration or the License, Guarantor shall have the benefit of such waiver. Without limiting the foregoing, no Obligation shall be deemed to have been waived, or the performance of such Obligation excused, by any failure or delay in the enforcement of such Obligation by the EOP Owner or EOP II (as applicable).

         Except as otherwise provided hereunder and to the extent provided herein, the obligations of Guarantor hereunder are unconditional and absolute and not subject to termination for any reason other than the satisfaction of the Obligations or expiration of this Guaranty. In addition, the Obligations of Guarantor hereunder are not subject to counterclaim, set-off, abatement, deferment or defense based upon any claim that Guarantor may have against the EOP Owner or EOP II:

                  (a) unrelated to the transaction giving rise to the Obligations herein; or

                  (b) regarding (i) the release or discharge of the Brocade Owner in any creditor's receivership, bankruptcy or other proceedings or (ii) the impairment, limitation, modification or termination of the liabilities of the Brocade Owner or the estate of the Brocade Owner in bankruptcy, or any remedy for the enforcement of the Brocade Owner's liability under the Declaration or the License, resulting from the operation of any present or future provision of Title 11 of the United States Code or other statute or from the decision in any court.

         Except as expressly provided herein and to the extent provided herein, Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against the Brocade Owner or Guarantor. Until payment of the Obligations by the Brocade Owner under the Declaration and the License, any right of subrogation on the part of Guarantor shall be in all respects subordinate to all rights and claims of the EOP Owner and EOP II for all other payments or damages which shall be or become due and payable by the Brocade Owner under the provisions of the Declaration or the License. The EOP Owner may compromise or adjust any part of the Declaration Obligations, EOP II may compromise or adjust any part of the License Obligations, and the EOP Owner or EOP II make any other accommodation with the Brocade Owner or exercise any other right or remedy available to it against the Brocade Owner without affecting or impairing in any way the liability of the Guarantor under this Guaranty except to the extent the Obligations have been performed; provided that neither the EOP Owner or EOP II shall have no right to increase the liability of the Guarantor hereunder without the express written consent of Guarantor.

         In the event of any litigation between the EOP Owner and/or EOP II, on the one hand and the Guarantor, on the other hand, seeking a declaration of rights hereunder, damages for breach or any other remedy pertaining to this Guaranty, the prevailing party shall recover its reasonable attorneys' fees and court costs. For purposes hereof, the EOP Owner and/or EOP II shall be deemed the prevailing party in the event that the result of any proceeding requires Guarantor to pay any amount to the EOP Owner or EOP II or perform any obligation for the benefit of the EOP Owner and/or EOP II.

         Notwithstanding anything to the contrary herein, the total obligations of Guarantor hereunder shall be limited to the sum of One Million Fifteen Thousand Dollars ($1,015,000) (the "Limit"); provided, however, that any Obligations that arise out of the Brocade Owner's obligations under Section
17.13 of the Declaration, the penultimate sentence of Section 24 of the License or the obligations of the Guarantor under the immediately preceding paragraph for reasonable attorneys' fees and court costs (the "Non-Capped Obligations") shall not be subject to the Limit. . All payments by Guarantor hereunder, other than those related to the Non-Capped Obligations shall be credited against the Limit. Upon termination of the License and satisfaction of all obligations under the License by Brocade Owner, the Limit, as it may have already been reduced as of such time in accordance with the previous sentence, shall be further reduced by the difference between (a) $15,000 and (b) the amount of previous reduction in the Limit in respect of Guarantor's payment of License Obligations.

         This Guaranty shall remain in full force and effect as to any Obligation for so long as the Brocade Owner named herein or an Affiliate thereof owns the Brocade Building. After any sale or conveyance of the entire Brocade Building by the Brocade Owner named herein to a party other than an Affiliate of the Brocade Owner, this Guaranty shall terminate and be of no further force or effect (except as to claims against Guarantor hereunder then existing, which claims shall survive such termination) and the EOP Owner and EOP II shall execute an agreement acknowledging the termination of this Guaranty, and the EOP Owner and EOP II shall not be entitled to seek or obtain a replacement guaranty for this Guaranty from any successor in interest to the Brocade Owner named herein.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the 18th day of November, 2003.

                                    GUARANTOR:

                                    BROCADE COMMUNICATIONS SYSTEMS, INC.,
                                    a Delaware corporation

                                    By:   /s/ Antonio Canova
                                          --------------------------------------
                                    Name: Antonio Canova
                                    Its:  Chief Financial Officer